FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of July 28, 2009, to the Fund Administration Servicing Agreement, dated as of June 26, 2007 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the PMC Large Cap Growth Fund, the PMC Large Cap Value Fund, the PMC Small Cap Core Fund, the PMC International Equity Fund, the PMC Core Fixed Income Fund and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Trust and USBFS desire to add the PMC Diversified Equity Fund and amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Michael R. McVoy

Printed Name: John P. Buckel	Printed Name: Michael R. McVoy

Title: Vice President	Title: Executive Vice President

Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of Trust for Professional Managers

Name of Series	Date Added
PMC Large Cap Growth Fund	July 24, 2007
PMC Large Cap Value Fund	July 24, 2007
PMC Small Cap Core Fund	July 24, 2007
PMC International Equity Fund	July 24, 2007
PMC Core Fixed Income Fund	July 24, 2007
PMC Diversified Equity Fund	on or after July 28, 2009

Exhibit B to the
Fund Administration Servicing Agreement – Trust for Professional Managers
FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE – Effective September 1, 2009
Domestic Funds
Annual Fee Based Upon Total Assets of Fund Complex*
5 basis points on the first $__ million
4 basis points on the next $__ million
3 basis points on the next $__ million
2 basis points on the balance
Minimum annual fee:  $___ per fund, $___ per additional Class

Multiple Manager Reporting*
Additional base fee of $__ per fund, per year, for up to 3 sub-advisors per fund.
Additional base fee of $__ per fund, per year, for each sub-advisor over 3.

Advisor Information Source Web Portal
●  $__/fund/month

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule on this Exhibit B.

Envestnet Asset Management

By:_______________________________

Name: ____________________________

Title:______________________________                                                                                                Date:______________________________

Exhibit B (continued) to the Fund Administration Servicing Agreement
Trust for Professional Managers

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at September 1, 2009

Annual Fees (Per Advisor Relationship/Fund)*
First Year
$__ - $__ million up to $__ million
$__ - $__ million up to $__ million
$__ - $__ million up to $__ million
$__ - $__ million or more

Second Year and Thereafter
$__ - $__ million up to $__ million
$__ - $__ million up to $__ million
$__ - $__ million up to $__ million
$__ - $__ million or more

Additional Fees
■ $__ /additional fund
■ $__ /load fund
■ $__ /sub-advisor per fund
■ $TBD for non-USBFS service providers or complex securities/strategies

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Advisor’s signature below acknowledges approval of the fee schedule on this Exhibit B.
Envestnet Asset Management

By:_______________________________

Name: ____________________________

Title:______________________________                                                                                                Date:______________________________